Exhibit 99.1

FOR IMMEDIATE RELEASE
C-BASS	FIELDSTONE INVESTMENT CORPORATION
335 Madison Avenue	11000 Broken Land Parkway
New York, NY 10017 www.c-bass.com	Columbia, MD 21044 www.FieldstoneInvestment.com
CONTACTS:
C-BASS	FIELDSTONE INVESTMENT CORPORATION
Lisa Brzezinski	Mark Krebs
Vice President	Senior Vice President
212.850.7724	410.772.7275
Lisa.Brzezinski@c-bass.com	mkrebs@fmcc.com

CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC

FIELDSTONE INVESTMENT CORPORATION

UPDATE EXPECTED MERGER CLOSING DATE

Columbia, Maryland; July 2, 2007 – Credit-Based Asset Servicing and Securitization LLC (C-BASS) and Fieldstone Investment Corporation (NASDAQ:FICC) announced today that they have received conditional approval from the State of New York of the merger of Fieldstone and a subsidiary of C-BASS and are working to obtain New York’s final approval. Fieldstone and C-BASS have received all other regulatory and third party consents required under the merger agreement and expect to close the merger in mid-July 2007 under the terms of the merger agreement.

About C-BASS

C-BASS, based in New York, is a leading issuer, servicer and investor specializing in credit-sensitive residential mortgage assets. C-BASS is a limited liability company capitalized by MGIC Investment Corporation (NYSE:MTG), Radian Group Inc. (NYSE:RDN), and C-BASS management. MGIC Investment Corporation, based in Milwaukee, WI is the parent of Mortgage Guaranty Insurance Corporation (MGIC), and Radian Group Inc., based in Philadelphia, PA is the parent of Radian Guaranty Inc.

About Fieldstone Investment Corporation

Fieldstone Investment Corporation owns and manages a portfolio of non-conforming mortgage loans originated primarily by its mortgage origination subsidiary, Fieldstone Mortgage Company, and has elected to be a real estate investment trust for federal income tax purposes. Founded in 1995, Fieldstone Mortgage Company is a nationwide residential mortgage banking company that originates non-conforming and conforming residential mortgage loans through independent mortgage brokers and a network of retail branch offices located throughout the country. Fieldstone is headquartered in Columbia, Maryland.

Information Regarding Forward-Looking Statements

Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws including expectations regarding the expected timing on the closing of the proposed merger. These statements are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Fieldstone’s ability to control or predict, including but not limited to (i) the potential inability to satisfy the conditions to closing of the merger; (ii) Fieldstone’s ability to implement or change aspects of its portfolio strategy; (iii) interest rate volatility and the level of interest rates generally; (iv) the sustainability of loan origination volumes and levels of origination costs; (v) compliance with the covenants in Fieldstone’s credit and repurchase facilities and continued availability of credit facilities for the liquidity it needs to support its origination of mortgage loans; (vi) the ability to sell or securitize mortgage loans on favorable economic terms; (vii) deterioration in the credit quality of Fieldstone’s loan portfolio; (viii) the nature and amount of competition; (ix) deterioration in the performance of Fieldstone’s loans sold and the related repurchase activity; (x) the impact of changes to the fair value of Fieldstone’s interest rate swaps on its net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; and (xi) other risks and uncertainties outlined in Fieldstone’s periodic reports filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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